COVENTRY HEALTH CARE

2006 Compensation Program

for Non-Employee Directors

ANNUAL COMPENSATION:    $225,000

•	Includes services for five regularly scheduled Board meetings per year
•	Does not include committee chair retainers or Board/committee meeting fees (whether in-person or telephonic)
•	Prorated for Directors hired after January 1st
•	New Directors receive a one-time initial grant of 10,000 options vesting 25% over 4 years

EFFECTIVE DATE:    January 1, 2006

TIMING OF ELECTIONS:

Current Directors: Elections must be made prior to the beginning of each calendar year

New Directors: Elections must be made prior to the effective date of becoming a Director

INDIVIDUAL COMPENSATION CHOICES:

•	Directors may elect the form and the timing of their compensation on an individual basis
•	All elections of the “Form” of payment must be made in multiples of 25%

Payment “Form”	Maximum Allocation	Payment “Current”	Payment “Deferred”	Vesting
Cash	50%[1]	Paid Quarterly	Credited quarterly[2]	None
Restricted Stock/ Stock Units	100%	Granted at beginning of year	Stock Units deferred as outlined below	Quarterly over the year of service
Stock Options	100%	Granted at beginning of year	Exercisable as outlined below	Quarterly over the year of service

STOCK OPTIONS:

•	Become exercisable when vested
•	Maximum term of 10 years

_________________________

1	Percentage limit may be waived with the approval of the Chairman of the Compensation Committee
2	Deferred cash will be credited quarterly with interest based on the Company’s borrowing rate set at the beginning of each year (2005 rate is approximately 5%)

FINAL 11/7/05

EXCHANGING CASH ALLOCATION FOR STOCK:

•	Compensation allocated to stock awards (options or restricted stock/stock units) would be converted to awards of equivalent value
•	Value would be determined using the same method used to expense the awards for financial accounting purposes
•	Restricted stock and Stock options granted under the Program are subject to the terms and conditions of the 2004 Incentive Plan, as amended.

TIMING OF DEFERRAL PERIOD APPLICABLE TO CASH AND RESTRICTED STOCK UNITS:

•	Termination of service as director for any reason
•	Unforeseeable emergency as defined by Internal Revenue Code (IRC) Section 409A
–	Definition is more restrictive than financial hardship distribution under Company 401(k) plan – e.g., does not include purchase of a primary residence or post-secondary educational expenses and fees
•	In the event of a change in control as defined by IRC Section 409A

FORM OF DISTRIBUTION:

Cash: Will be distributed as lump-sum payment

Restricted Stock Units: Will be distributed as cash

Restricted Stock: Will be issued as stock shares

TAX SUMMARY:

•	Deferred stock units/cash are taxable at value when paid
•	Stock options taxable on date exercised in amount equal to difference between (i) fair market value of shares acquired on option exercise and (ii) aggregate exercise price